                                                                    EXHIBIT 1.03


                ________________________________________________

                           SELECTED DEALER AGREEMENT
                ________________________________________________



Ladies and Gentlemen:

     1. Registration under the Securities Act of 1933, as amended ("Act"), of the 1,500,000 shares ("Shares")/*/ of common stock, $.01 par value ("Common Stock") of Specialty Catalog Corp. ("Company") as more fully described in the Preliminary Prospectus, dated September 16, 1996, and in the final prospectus, which will be forwarded to you (the final prospectus being hereinafter referred to as the "Prospectus"), will become effective in the near future. We are offering for sale certain of the Units which we have agreed to purchase from the Company, for purchase by a selected group of dealers ("Selected Dealers") on the terms and conditions stated herein.


Authorized Public Offering Price:       $_______ per Share.

Dealers' Selling Concession:            Not to exceed $0.______ per Share
                                        payable upon termination of this
                                        Agreement, except as provided below. We
                                        reserve the right not to pay such
                                        concession on any of the Shares
                                        purchased by any of the Selected Dealers from us and repurchased by us at or below the price stated above prior to such termination.

Reallowance:                            You may reallow not in excess of
                                        $0.______ per Share as a selling
                                        concession to dealers who are members in good standing of the National
                                        Association of Securities Dealers, Inc.
                                        ("NASD") or to foreign dealers who are
                                        not eligible for membership in the NASD
                                        and who have agreed (i) not to sell the
                                        Shares within the United States of
                                        America, its territories or possessions
                                        or to persons who are citizens thereof
                                        or residents therein, and (ii) to abide
                                        by the applicable Conduct Rules of the
                                        NASD.


--------------

/*/ Plus the over-allotment option available to the Underwriter to purchase up to an additional 225,000 shares of Common Stock.

Delivery and Payment:                   Delivery of the Shares shall be made on
                                        or about October __, 1996 or such later
                                        date as we may advise on not less than
                                        one day's notice to you, at the office
                                        of GKN Securities Corp., 61 Broadway,
                                        12th Floor, New York, New York 10006, or at such other place as we shall specify on not less than one day's notice to you. Payment for the Shares is to be made, against delivery, at the authorized public offering price stated above, or, if we shall so advise you, at the authorized public offering price less the dealers' selling concession stated above, by a certified or official bank check in New York Clearing House
                                        Funds payable to the order of GKN
                                        Securities Corp.

Termination:                            This Agreement shall terminate at the
                                        close of business on the 45th day
                                        following the effective date of the
                                        Registration Statement (of which the
                                        enclosed Prospectus forms a part),
                                        unless extended at our discretion for a
                                        period or periods not to exceed in the
                                        aggregate 30 additional days. We may
                                        terminate this Agreement, whether or not extended, at any time without notice.

     2. Any of the Shares purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering price not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the Conduct Rules of the NASD; and (c) are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD which represent to you that they will promptly reoffer such Shares at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in paragraph 9 below.

     3. You, by becoming a member of the Selected Dealers, agree (a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Shares allotted and confirmed to you, (b) not to use any of the Shares to reduce or cover any short position you may have,
(c) upon our request, to advise us of the number of Shares purchased from us as manager of the Selected Dealers remaining unsold by you and to resell to us any or all of such unsold Shares at the public offering price stated above, less all or such part of the concession allowed you as we may determine, and (d) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Shares prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

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     4.  As contemplated by Rule 15c2-8 under the Securities Exchange Act of
1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

     5. You agree that until termination of this Agreement you will not make purchases or sales of the Shares except (a) pursuant to this Agreement, (b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

     6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

     7. The Shares are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

     8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the Shares are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Shares in any jurisdiction. We have caused to be filed a Further State Notice relating to such of the Shares to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Shares were made by such member, the number of Shares sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report which we as Underwriter of the offering or manager of the Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

     9. You, by becoming a member of the Selected Dealers, represent that you are actually engaged in the investment banking or securities business and that you are (a) a member in good standing of the NASD and will comply with Rule 2740 of the NASD's Conduct Rules or (b) a foreign dealer or institution which is not eligible for membership in the NASD and which has agreed (i) not to sell Shares within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein; (ii) that any and all sales shall be in compliance with the NASD's Interpretation with Respect to Free-Riding and Withholding; (iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

     10. Nothing herein shall constitute any members of the Selected Dealers partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

     11. We shall be the Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of (i) the validity or value of the Shares, (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement, or this Agreement, (iv) the eligibility of any of the Shares for sale under the laws of any jurisdiction, (v) the delivery of the Shares, (vi) the performance by the Company, or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

     12. If for federal income tax purposes the Selected Dealers, among themselves or with the Underwriter, should be deemed to constitute a partnership, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and you agree not to take any position inconsistent with such selection. You authorize us, in our discretion, to execute and file on your behalf such evidence of such selection as may be required by the Internal Revenue Service.

     13. All communications from you shall be addressed to us at GKN Securities Corp., 61 Broadway, 12th Floor, New York, New York 10006, Attention: Andrew Lazarus. Any notice from us to you shall be deemed to have been duly given if mailed, telegraphed or sent by facsimile transmittal to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. Time is of the essence in this Agreement.

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     If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.


                                        Very truly yours,

                                        GKN SECURITIES CORP.



                                        By:________________________________
                                           Name:  Deborah Schondorf-Novick
                                           Title: Senior Vice President -
                                                  Investment Banking



     We accept membership in the Selected Dealers on the terms specified above.


Dated:  ________________, 1996

                                   ___________________________________________
                                                 (Selected Dealer)


                                   By: _______________________________________
                                                     (Sign Here)


                                   Title:_______________________________________
                                               (Print Signatory's Title)

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